DE VISSER & COMPANY
                      CHARTERED ACCOUNTANTS

                                               401-905 West Pender Street
                                                  Vancouver, B.C., Canada
                                                                  V6C 1L6
                                                      Tel: (604) 687-5447
                                                      Fax: (604) 687-6737

RE:   Form 10SB12G/A
      Never Miss A Call Inc.

To whom it may concern:

We hereby authorize and consent to the use of our     Review Engagement
Report dated November 1, 2000     , as an Exhibit to the above referenced
filing and to the use of our name as it appears therein.

Sincerely,

DEVISSER & COMPANY
Chartered Accountants